For more information, contact:
Lauren Russi
Acxiom Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES FIRST QUARTER RESULTS

Maintains Guidance for the Year

LITTLE ROCK, Ark. – August 4, 2014 Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company, today announced financial results for its first quarter ended June 30, 2014.

First Quarter Financial Highlights

·	Total revenue was down 6 percent compared to the first quarter of fiscal 2014 as a result of expected IT Infrastructure Management declines and European restructuring.
o	Marketing and Data Services revenue was $187 million, slightly down compared to the first quarter of fiscal 2014.
o	IT Infrastructure Management revenue was down, as expected, approximately 20 percent compared to the same period a year ago.
o	Gross media spend through the Audience Operating System™ was approximately $28 million, up 87 percent compared to the fourth quarter of last year.

·	GAAP operating income and diluted earnings per share were down due to one-time expenses associated with business separation and transformation activities.
o
Net loss per diluted share from continuing operations was $0.08 compared to earnings per share of $0.17 a year ago. Unusual items and non-cash compensation expense impacted GAAP earnings per share by $0.21 in the quarter. Unusual items included expenses associated with the Company’s restructuring activities, separation and transformation initiatives, and the acquisition of LiveRamp, Inc.

o
Operating cash flow from continuing operations was $149 million for the trailing twelve months, down 11 percent compared to the same period a year ago. Free cash flow to equity was $56 million for the trailing twelve-month period compared to $70 million for the comparable period. The decline was primarily due to cash restructuring and separation and transformation expenses and higher capital spending.

·	Non-GAAP operating income and diluted earnings per share were down primarily due to the declines in the IT Infrastructure Management business.
o	Excluding unusual items and non-cash compensation expense, diluted earnings per share were $0.13 compared to $0.19 a year ago.
o
Excluding unusual items and non-cash compensation expense, operating income was $19 million, down from $27 million for the same period last year. The change was due to the expected declines in the IT Infrastructure Management business and, to a lesser extent, higher R&D expenses.

·	The Company reiterates its full year revenue and earnings per share guidance.

A reconciliation between GAAP and non-GAAP results is attached to this release.

During the quarter, the Company announced its acquisition of LiveRamp, an industry leader in connecting first and third party offline data with the digital marketing ecosystem. In addition, Acxiom completed the sale of its U.K. call center business, 2Touch. As a result, 2Touch results for the current and prior years are presented as discontinued operations in the consolidated statement of operations. Revenue and expenses related to discontinued operations are netted and presented on one line, net of tax, in the statement of operations.

“The integration of LiveRamp is off to a great start,” said Acxiom CEO Scott Howe. “This quarter we added 7 new AOS™ clients and are in the process of introducing LiveRamp to our customer base. Exciting opportunities lie ahead as we build toward a connected ecosystem of customers, publishers and marketing applications.”

First Quarter Business Highlights

·	The Company sold its U.K. call center operation, 2Touch, to Parseq Ltd. to increase its focus on its core Marketing and Data Services business.

·
Acxiom signed several Marketing and Data Services agreements during the quarter including new database contracts with Zurich-based ACE Insurance Group and Australia-based Sevenwest Media Group, and renewals with Virgin Media and First National Bank of Omaha.

·	Acxiom signed 7 new AOS agreements during the quarter with several industry-leading companies including Carrefour Media, J. Jill, a global investment management firm and a major airline.

·
Subsequent to quarter end, Acxiom completed its acquisition of LiveRamp, a leading service for onboarding customer data into digital marketing applications. Together, Acxiom and LiveRamp become the industry-leading solution for bringing first and third party data online with better matching, more connectivity and faster onboarding.

Financial Outlook

The following projections are forward-looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward-Looking Statements section of this press release. Our guidance includes the impact of the LiveRamp acquisition but excludes the impact of unusual items, acquisition related expenses and non-cash compensation expense. Acxiom’s estimates for fiscal 2015 are as follows:

·
We continue to expect revenue from continuing operations for the fiscal year to be down roughly five percent compared to fiscal year 2014. The decline in revenue is primarily due to the impact of lost IT Infrastructure Management customers and the exit of our analog paper survey business in Europe.

·	Adjusting for the 2Touch divestiture, we continue to expect earnings per diluted share to be in the range of $0.73 to $0.83.

Conference Call

Acxiom will hold a conference call at 3:30 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 40 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our clients. For more information about Acxiom, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share as well as statements regarding future investments, new customers and new product launches and capabilities. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the expected revenue from the LiveRamp transaction may not be realized within the expected timeframe; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2014, which was filed with the Securities and Exchange Commission on May 28, 2014.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	June 30,
			$	%
	2014	2013	Variance	Variance

Revenue:
Marketing and data services	186,683	187,793	(1,110)	(0.6%)
IT Infrastructure management services	55,532	69,385	(13,853)	(20.0%)
Total revenue	242,215	257,178	(14,963)	(5.8%)

Operating costs and expenses:
Cost of revenue	192,303	196,105	(3,802)	(1.9%)
Selling, general and administrative	46,938	37,615	9,323	24.8%
Gains, losses and other items, net	7,452	-	7,452	100.0%

Total operating costs and expenses	246,693	233,720	12,973	5.6%

Income (loss) from operations	(4,478)	23,458	(27,936)	(119.1%)
% Margin	-1.8%	9.1%
Other income (expense):
Interest expense	(2,571)	(3,019)	448	14.8%
Other, net	(413)	104	(517)	(497.1%)

Total other income (expense)	(2,984)	(2,915)	(69)	(2.4%)

Earnings (loss) from continuing operations before income taxes	(7,462)	20,543	(28,005)	(136.3%)

Income taxes	(1,390)	8,040	(9,430)	(117.3%)

Net earnings (loss) from continuing operations	(6,072)	12,503	(18,575)	(148.6%)

Earnings (loss) from discontinued operations, net of tax	(1,532)	592	(2,124)	(358.8%)

Net earnings (loss)	(7,604)	13,095	(20,699)	(158.1%)

Less: Net loss attributable to noncontrolling interest	-	(85)	85	100.0%

Net earnings (loss) attributable to Acxiom	(7,604)	13,180	(20,784)	(157.7%)

Basic earnings (loss) per share:
Net earnings (loss) from continuing operations	(0.08)	0.17	(0.25)	(147.1%)
Earnings (loss) from discontinued operations	(0.02)	0.01	(0.03)	(300.0%)
Net earnings (loss)	(0.10)	0.18	(0.28)	(155.6%)

Net earnings (loss) attributable to Acxiom stockholders	(0.10)	0.18	(0.28)	(155.6%)

Diluted earnings (loss) per share:
Net earnings (loss) from continuing operations	(0.08)	0.17	(0.25)	(147.1%)
Earnings (loss) from discontinued operations	(0.02)	0.01	(0.03)	(300.0%)
Net earnings (loss)	(0.10)	0.17	(0.27)	(158.8%)

Net earnings (loss) attributable to Acxiom stockholders	(0.10)	0.17	(0.27)	(158.8%)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	June 30,
	2014	2013

Earnings (loss) from continuing operations before income taxes	(7,462)	20,543

Income taxes	(1,390)	8,040

Net earnings (loss) from continuing operations	(6,072)	12,503

Earnings (loss) from discontinued operations, net of tax	(1,532)	592

Net earnings (loss)	(7,604)	13,095

Less: Net loss attributable to noncontrolling interest	-	(85)

Net earnings (loss) attributable to Acxiom	(7,604)	13,180

Earnings (loss) per share attributable to Acxiom stockholders:

Basic	(0.10)	0.18

Diluted	(0.10)	0.17

Unusual items:

Live Ramp acquisition costs	780	-
Non-cash stock compensation	4,089	3,180
Restructuring charges and other adjustments	6,672	-
Separation and transformation costs	12,037	-

Total unusual items, continuing operations	23,578	3,180

Earnings from continuing operations before income taxes
and excluding unusual items	16,116	23,723

Income taxes	6,204	9,252

Non-GAAP earnings from continuing operations	9,912	14,471

Earnings from discontinued operations, net of tax	-	-

Non-GAAP net earnings	9,912	14,471

Less: Net loss attributable to noncontrolling interest	-	(85)

Non-GAAP Net earnings attributable to Acxiom	9,912	14,556

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.13	0.20

Diluted	0.13	0.19

Diluted weighted average shares	78,341	75,491

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	June 30,
	2014	2013

Income (loss) from operations	(4,478)	23,458

Unusual items	23,578	3,180

Income from operations before unusual items	19,100	26,638

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	June 30,	June 30,
	2014	2013

Basic earnings (loss) per share from continuing operations:
Numerator - net earnings (loss)	(6,072)	12,503
Denominator - weighted-average shares outstanding	76,833	73,679
Basic earnings (loss) per share	(0.08)	0.17

Basic earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders:
Numerator - net earnings (loss) attributable to Acxiom	(7,604)	13,180
Denominator - weighted-average shares outstanding	76,833	73,679
Basic earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders	(0.10)	0.18

Diluted earnings (loss) per share from continuing operations:
Numerator - net earnings (loss)	(6,072)	12,503

Denominator - weighted-average shares outstanding	76,833	73,679
Dilutive effect of common stock options, warrants and restricted stock	-	1,812
	76,833	75,491

Diluted earnings (loss) per share from continuing operations	(0.08)	0.17

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders:
Numerator - net earnings (loss) attributable to Acxiom	(7,604)	13,180

Denominator - weighted-average shares outstanding	76,833	73,679
Dilutive effect of common stock options, warrants, and restricted stock	-	1,812
	76,833	75,491

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders	(0.10)	0.17

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,	June 30,
Revenue:	2014	2013

Marketing and data services	186,683	187,793
IT Infrastructure management services	55,532	69,385

Total revenue	242,215	257,178

Income from continuing operations:

Marketing and data services	10,272	12,697
IT Infrastructure management services	4,739	10,761
Corporate	(19,489)	-

Total income (loss) from continuing operations	(4,478)	23,458

Margin:

Marketing and data services	5.5%	6.8%
IT Infrastructure management services	8.5%	15.5%

Total margin	-1.8%	9.1%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	March 31,	$	%
	2014	2014	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	392,918	418,586	(25,668)	(6.1%)
Trade accounts receivable, net	150,605	160,718	(10,113)	(6.3%)
Deferred income taxes	12,285	12,870	(585)	(4.5%)
Refundable income taxes	11,436	11,535	(99)	(0.9%)
Other current assets	51,644	54,484	(2,840)	(5.2%)
Assets of discontinued operations	1,140	7,332	(6,192)	(84.5%)

Total current assets	620,028	665,525	(45,497)	(6.8%)

Property and equipment	854,544	852,236	2,308	0.3%
Less - accumulated depreciation and amortization	638,222	635,330	2,892	0.5%

Property and equipment, net	216,322	216,906	(584)	(0.3%)

Software, net of accumulated amortization	40,766	39,425	1,341	3.4%
Goodwill	358,671	358,384	287	0.1%
Purchased software licenses, net of accumulated amortization	19,079	18,584	495	2.7%
Other assets, net	22,607	24,477	(1,870)	(7.6%)

	1,277,473	1,323,301	(45,828)	(3.5%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	31,368	28,567	2,801	9.8%
Trade accounts payable	42,803	36,179	6,624	18.3%
Accrued payroll and related expenses	31,010	62,182	(31,172)	(50.1%)
Other accrued expenses	67,777	70,412	(2,635)	(3.7%)
Deferred revenue	43,481	47,638	(4,157)	(8.7%)
Income taxes	-	241	(241)	(100.0%)
Liabilities of discontinued operations	1,681	4,250	(2,569)	(60.4%)

Total current liabilities	218,120	249,469	(31,349)	(12.6%)

Long-term debt	278,975	289,043	(10,068)	(3.5%)

Deferred income taxes	88,480	90,226	(1,746)	(1.9%)

Other liabilities	12,464	11,706	758	6.5%

Stockholders' equity:
Common stock	12,644	12,584	60	0.5%
Additional paid-in capital	988,607	981,985	6,622	0.7%
Retained earnings	595,225	602,829	(7,604)	(1.3%)
Accumulated other comprehensive income	14,428	13,662	766	5.6%
Treasury stock, at cost	(931,470)	(928,203)	(3,267)	(0.4%)
Total stockholders' equity	679,434	682,857	(3,423)	(0.5%)

	1,277,473	1,323,301	(45,828)	(3.5%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,

	2014	2013

Cash flows from operating activities:
Net earnings (loss)	(7,604)	13,095
Loss (earnings) from discontinued operations, net of tax	1,532	(592)
Non-cash operating activities:
Depreciation and amortization	27,524	25,048
Deferred income taxes	(1,843)	(588)
Non-cash stock compensation expense	4,089	3,181
Changes in operating assets and liabilities:
Accounts receivable	12,482	2,216
Other assets	2,736	743
Deferred costs	(1,383)	-
Accounts payable and other liabilities	(29,022)	(27,826)
Deferred revenue	(6,644)	1,231
Net cash provided by operating activities	1,867	16,508
Cash flows from investing activities:
Capitalized software	(4,969)	(5,954)
Capital expenditures	(19,001)	(8,912)
Data acquisition costs	(635)	(1,961)
Net cash provided (used) by investing activities	(24,605)	(16,827)
Cash flows from financing activities:
Payments of debt	(5,502)	(4,890)
Sale of common stock, net of stock acquired for withholding taxes	(674)	5,755
Acquisition of treasury stock	-	(16,139)
Net cash used by financing activities	(6,176)	(15,274)
Cash flows from discontinued operations:
From operating activities	(13)	341
From investing activities	2,927	(8)
Net cash provided by discontinued operations	2,914	333
Effect of exchange rate changes on cash	332	(84)

Net change in cash and cash equivalents	(25,668)	(15,344)
Cash and cash equivalents at beginning of period	418,586	222,974
Cash and cash equivalents at end of period	392,918	207,630

Supplemental cash flow information:
Cash paid during the period for:
Interest	2,875	3,011
Income taxes	297	1,084
Payments on capital leases and installment payment arrangements	1,235	2,900
Other debt payments, excluding line of credit	4,267	1,990

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/13	09/30/13	12/31/13	03/31/14	YTD FY2014	06/30/14	TTM 6/30/13	TTM 6/30/14

Net cash provided by operating activities - continuing operations	16,508	42,255	63,791	40,687	163,241	1,867	166,312	148,600
Net cash provided by operating activities - discontinued operations	341	(1,734)	(19)	3,147	1,735	(13)	2,536	1,381

Less:
Payments for investments	-	-	3,633	190	3,823	-	-	3,823
Capitalized software	(5,954)	(7,660)	(5,495)	(5,408)	(24,517)	(4,969)	(22,160)	(23,532)
Capital expenditures	(8,912)	(9,130)	(6,681)	(14,409)	(39,132)	(19,001)	(43,565)	(49,221)
Data acquisition costs	(1,961)	(913)	(1,786)	(3,085)	(7,745)	(635)	(8,229)	(6,419)
Discontinued operations investing activities	(8)	(139)	(19)	-	(166)	2,927	(308)	2,769
Payments on capital leases and installment payment arrangements	(2,900)	(2,339)	(1,675)	(1,465)	(8,379)	(1,235)	(14,852)	(6,714)
Other required debt payments	(1,990)	(2,004)	(4,259)	(4,263)	(12,516)	(4,267)	(10,053)	(14,793)

Total	(4,876)	18,336	47,490	15,394	76,344	(25,326)	69,681	55,894

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

							Q1 FY15 to Q1 FY14
	06/30/13	09/30/13	12/31/13	03/31/14	YTD FY2014	06/30/14%		$
Revenue:
Marketing and data services	187,793	200,952	206,662	209,746	805,153	186,683	-0.6%	(1,110)
IT Infrastructure management services	69,385	66,825	62,099	58,816	257,125	55,532	-20.0%	(13,853)
Total revenue	257,178	267,777	268,761	268,562	1,062,278	242,215	-5.8%	(14,963)

Operating costs and expenses:
Cost of revenue	196,105	199,107	201,430	198,920	795,562	192,303	-1.9%	(3,802)
Selling, general and administrative	37,615	42,859	43,383	45,519	169,376	46,938	24.8%	9,323
Impairment of goodwill and other	-	-	-	24,953	24,953	-	0.0%	-
Gains, losses and other items, net	-	6,584	4,657	10,673	21,914	7,452	100.0%	7,452

Total operating costs and expenses	233,720	248,550	249,470	280,065	1,011,805	246,693	5.6%	12,973

Income (loss) from operations	23,458	19,227	19,291	(11,503)	50,473	(4,478)	-119.1%	(27,936)
% Margin	9.1%	7.2%	7.2%	-4.3%	4.8%	-1.8%
Other expense
Interest expense	(3,019)	(2,980)	(3,114)	(2,558)	(11,671)	(2,571)	-14.8%	448
Other, net	104	(350)	1,484	579	1,817	(413)	-497.1%	(517)
Total other expense	(2,915)	(3,330)	(1,630)	(1,979)	(9,854)	(2,984)	-3.5%	(69)

Earnings (loss) from continuing operations before income taxes	20,543	15,897	17,661	(13,482)	40,619	(7,462)	-136.3%	(28,005)
Income taxes	8,040	6,459	3,083	12,045	29,627	(1,390)	-117.3%	(9,430)

Net earnings (loss) from continuing operations	12,503	9,438	14,578	(25,527)	10,992	(6,072)	-148.6%	(18,575)

Earnings (loss) from discontinued operations, net of tax	592	426	489	(3,696)	(2,189)	(1,532)	-358.8%	(2,124)

Net earnings (loss)	13,095	9,864	15,067	(29,223)	8,803	(7,604)	-158.1%	(20,699)

Less: Net gain (loss) attributable
to noncontrolling interest	(85)	25	-	-	(60)	-	-100.0%	85

Net earnings (loss) attributable to Acxiom	13,180	9,839	15,067	(29,223)	8,863	(7,604)	-157.7%	(20,784)

Diluted earnings (loss) per share - net earnings (loss) attributable
to Acxiom stockholders	0.17	0.13	0.19	(0.38)	0.12	(0.10)	-158.8%	(0.27)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
							Q1 FY15 to Q1 FY14
	06/30/13	09/30/13	12/31/13	03/31/14	YTD FY2014	06/30/14%		$

Revenue:

Marketing and data services	187,793	200,952	206,662	209,746	805,153	186,683	-1%	(1,110)
IT Infrastructure management services	69,385	66,825	62,099	58,816	257,125	55,532	-20%	(13,853)

Total revenue	257,178	267,777	268,761	268,562	1,062,278	242,215	-6%	(14,963)

Income from continuing operations:

Marketing and data services	12,697	16,030	22,529	27,244	78,500	10,272	-19%	(2,425)
IT Infrastructure management services	10,761	11,967	6,316	3,803	32,847	4,739	-56%	(6,022)
Corporate	-	(8,770)	(9,554)	(42,550)	(60,874)	(19,489)	-100%	(19,489)

Total income (loss) from continuing operations	23,458	19,227	19,291	(11,503)	50,473	(4,478)	-119%	(27,936)

Margin:

Marketing and data services	6.8%	8.0%	10.9%	13.0%	9.7%	5.5%
IT Infrastructure management services	15.5%	17.9%	10.2%	6.5%	12.8%	8.5%

Total	9.1%	7.2%	7.2%	-4.3%	4.8%	-1.8%